EXHIBIT 99.1

                                    AGREEMENT


      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Rocky Mountain Chocolate Factory, Inc. or any subsequent acquisitions or dispositions of equity securities of Rocky Mountain Chocolate Factory, Inc. by any of the undersigned.

Dated: March 27, 2000


                                    THISTLE INVESTMENT LLC


                                    By: /s/ Timothy G. Caffrey
                                        ----------------------
                                            Manager


                                    DORSEY R. GARDNER

                                    By: /s/ Timothy G. Caffrey
                                        ----------------------
                                            Attorney-in-Fact


                                    /s/ Timothy G. Caffrey
                                    ----------------------
                                    Timothy G. Caffrey